EXHIBIT 10

                        Consents of Independent Auditors
               and Independent Registered Public Accounting Firm



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-118237 of Carillon Account on Form N-4 of our report dated March 29, 2012 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of The Union Central Life Insurance Company, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors and Independent Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 25, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-118237 of Carillon Account on Form N-4 of our report dated March 20, 2012, relating to the financial statements and financial highlights of the subaccounts of Carillon Account, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors and Independent Registered Public Accounting Firm" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 25, 2012